DB1/ 173243953.13 SKYDIO, INC. SERIES G PREFERRED STOCK PURCHASE AGREEMENT THIS SERIES G PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of November 5, 2026, by and between Skydio, Inc., a Delaware corporation (the “Company”), and Axon Enterprise, Inc., a Delaware corporation (the “Purchaser”). The parties hereby agree as follows: 1. Purchase and Sale of Preferred Stock. 1.1 Sale and Issuance of Series G Preferred Stock. (a) The Company has adopted and filed with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Eighth Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”). (b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, 25,000,000 shares of the Company’s Series G Preferred Stock, $0.00002 par value per share (the “Series G Preferred Stock”), at a purchase price of $10.19617 per share (the “Series G Original Issue Price”). The aggregate purchase price payable by the Purchaser for such shares of Series G Preferred Stock (the “Purchase Price”) shall be equal to the product of (i) 25,000,000 and (ii) the Series G Original Issue Price, as set forth opposite the Purchaser’s name on Exhibit A. The Purchase Price shall be payable in the form of Cash Consideration and Equity Consideration, as set forth in Subsection 1.2(c). 1.2 Closing; Delivery. (a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Purchaser (the “Closing”). (b) The shares of Series G Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares”. (c) At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased by the Purchaser at the Closing against payment of the Purchase Price, which the Purchaser shall pay as follows: (i) an amount equal to 50% of the Purchase Price (the “Cash Consideration”) by wire transfer to a bank account designated by the Company; and (ii) an amount equal to the remainder of the Purchase Price (the “Equity Consideration Amount”) by delivery to the Company (registered in the name of the Company), on the Equity Consideration Delivery Date (as defined below) and in accordance with Subsection 1.2(e), of that number of shares of Purchaser’s common stock (“Purchaser Stock”) equal to the quotient obtained by dividing (x) the Equity Consideration Amount by (y)

the Reference Price, rounded down to the nearest whole share (the shares of Purchaser Stock so delivered, the “Equity Consideration”). Notwithstanding the foregoing, in no event shall the number of shares of Purchaser Stock issued as Equity Consideration hereunder, together with all other shares of Purchaser Stock issued or issuable by the Purchaser to the Company or any of the Company’s securityholders in connection with the Purchaser’s acquisition of equity securities of the Company (including pursuant to the Secondary Purchase and Exchange Agreement, any tender offer by the Purchaser for shares of the Company’s capital stock and the Committed Secondary), exceed 19.99% of the shares of Purchaser Stock outstanding immediately prior to the Closing (the “Issuance Cap”); and to the extent the number of shares of Purchaser Stock that would otherwise be deliverable as Equity Consideration would cause the aggregate number of shares of Purchaser Stock so issued to exceed the Issuance Cap, the portion of the Equity Consideration Amount corresponding to such excess shall instead be paid by the Purchaser to the Company in cash by wire transfer of immediately available funds on the Equity Consideration Delivery Date. The Equity Consideration shall be issued in book-entry form registered in the name of the Company, and the Purchaser shall deliver to the Company, at or promptly following the Equity Consideration Delivery Date, a statement or other written confirmation from the Purchaser’s transfer agent evidencing such book-entry issuance. (d) For purposes of this Subsection 1.2: (i) “Reference Price” means the volume-weighted average price per share of Purchaser Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on (and including) the trading day immediately preceding two (2) Business Days prior to the settlement of the Tender Offer (such end date, the “Reference Date”), as reported by S&P Capital IQ or any other source mutually acceptable to the Company and the Purchaser; (ii) in lieu of any fractional share of Purchaser Stock that would otherwise be deliverable as Equity Consideration, the Purchaser shall pay to the Company an amount in cash (rounded to the nearest whole cent) equal to the product of such fractional share and the Reference Price; and (iii) if, during the measurement period described in clause (i) or between the Reference Date and the Equity Consideration Delivery Date, the outstanding shares of Purchaser Stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination or similar transaction, the Reference Price shall be equitably and proportionately adjusted to provide the Company and the Purchaser the same economic effect as contemplated by this Agreement immediately prior to such event. It is the intention of the parties that the Reference Price be identical to the reference price used to determine the number of shares of Purchaser Stock issuable as consideration in the Tender Offer. (e) Notwithstanding anything to the contrary in this Agreement, the Equity Consideration Amount shall be paid, and the Equity Consideration shall be issued and delivered, on a date (the “Equity Consideration Delivery Date”) that is no later than two (2) Business Days after the Reference Price is determined, with the number of shares of Purchaser Stock comprising the Equity Consideration determined in accordance with Subsection 1.2(c). The Purchaser’s obligation to issue and deliver the Equity Consideration (and to pay any cash amounts payable under Subsection 1.2(c) or this Subsection 1.2(e) in respect thereof) is absolute, unconditional and irrevocable from and after the Closing, is not subject to any condition. When issued and delivered on the Equity Consideration Delivery Date, the Equity Consideration will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens and restrictions on transfer (other than restrictions arising under applicable securities law or the

Transaction Agreements), and the representations and warranties of the Purchaser set forth in Section 3 with respect to the Purchaser Stock shall be true and correct as of the Equity Consideration Delivery Date as though made on and as of such date. If the Purchaser declares or pays any dividend or distribution on the Purchaser Stock with a record date on or after the date of the Closing and prior to the Equity Consideration Delivery Date, the Purchaser shall, upon delivery of the Equity Consideration, pay or deliver to the Company the dividends or distributions that would have been payable in respect of the Equity Consideration had it been issued and outstanding as of the date of the Closing. If the Purchaser fails to issue and deliver the Equity Consideration when required by this Subsection 1.2(e), then, in addition to any other remedies available to the Company (including specific performance, which the parties agree is an appropriate remedy), the Company may, at its option, require the Purchaser to pay the Equity Consideration Amount (to the extent not satisfied by delivery of Purchaser Stock) in cash by wire transfer of immediately available funds. On or prior to the Equity Consideration Delivery Date, the column in Exhibit A labeled “Number of Shares of Purchaser Stock” shall be updated by the Company to include the Equity Consideration following the Purchaser’s confirmation (via email being sufficient) of the Equity Consideration to be issued to the Company in accordance with this Agreement. 1.3 Use of Proceeds. The Company shall use the Cash Consideration from the sale of the Shares hereunder for working capital and general corporate purposes. 1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below. (a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. (b) “Board of Directors” means the board of directors of the Company. (c) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law to close. (d) “Closing Representations” means the Company’s representations and warranties set forth in Subsections 2.1 (Organization, Good Standing, Corporate Power and Qualification), 2.4 (Authorization), 2.5 (Valid Issuance of Shares) and clauses (a), (b) and (d) and the first sentence of clause (f) of 2.8 (Intellectual Property). (e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1). (g) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, in any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted. (h) “Fundamental Representations” means the Company’s representations and warranties set forth in Subsections 2.1 (Organization, Good Standing, Corporate Power and Qualification), 2.2(a) and (b) (Capitalization), 2.4 (Authorization), 2.5 (Valid Issuance of Shares), clause (i) of the first sentence of 2.9 (Compliance with Other Instruments), and the first sentence of 2.21 (Corporate Documents). (i) “Investors’ Rights Agreement” means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement. (j) “Key Employee” means any executive-level officer of the Company. (k) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge (after reasonable investigation) of Adam Bry. (l) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company; provided, however, that Material Adverse Effect shall not include any changes or effects resulting from (i) changes in general economic, regulatory, weather or political conditions or changes that affect generally companies in the same or similar industries, (ii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (iii) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof, (iv) any changes in applicable laws or accounting rules (including U.S. GAAP (as defined below)), (v) any natural or man-made disaster or acts of God, (vi) the announcement, pendency or completion of the Transactions; (vii) epidemics, pandemics or disease outbreaks (including any escalation or general worsening of any such epidemic, pandemic or disease outbreak), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; or (viii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (but not the underlying reason for such failure).

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity. (n) “Preferred Stock” means, collectively, the shares of Series 1 Preferred Stock, Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock. (o) “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchaser, and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement. (p) “Secondary Purchase and Exchange Agreement” means that certain Secondary Stock Purchase and Exchange Agreement, dated as of the Closing, by and among the Company, the Purchaser and the Company’s stockholders identified therein, pursuant to which the Purchaser will purchase shares of Series G Preferred Stock from certain of the Company’s stockholders. (q) “Secondary Transaction” means the purchase by the Purchaser of shares of Series G Preferred Stock pursuant to the Secondary Purchase and Exchange Agreement. (r) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (s) “Series 1 Preferred Stock” means the shares of the Company’s Series 1 Preferred Stock, par value $0.00002 per share. (t) “Series A Preferred Stock” means the shares of the Company’s Series A Preferred Stock, par value $0.00002 per share. (u) “Series B Preferred Stock” means the shares of the Company’s Series B Preferred Stock, par value $0.00002 per share. (v) “Series C Preferred Stock” means the shares of the Company’s Series C Preferred Stock, par value $0.00002 per share. (w) “Series D Preferred Stock” means the shares of the Company’s Series D Preferred Stock, par value $0.00002 per share. (x) “Series E Preferred Stock” means the shares of the Company’s Series E Preferred Stock, par value $0.00002 per share. (y) “Series F Preferred Stock” means the shares of the Company’s Series F Preferred Stock, par value $0.00002 per share. (z) “Series Seed Preferred Stock” means the shares of the Company’s Series Seed Preferred Stock, par value $0.00002 per share.

(aa) “Transactions” means the purchase by the Purchaser, and the sale by the Company or the Company’s stockholders, as applicable, of shares of Series G Preferred Stock under this Agreement, under the Secondary Purchase and Exchange Agreement and in the Committed Secondary. (bb) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement. (cc) “Voting Agreement” means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement. 2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby makes the following representations and warranties to the Purchaser. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. 2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. 2.2 Capitalization. (a) Upon the filing of the Restated Certificate, the authorized capital of the Company will consist of the shares set forth in this Section 2.2. The number of issued and outstanding shares set forth below is stated as of immediately prior to the Closing: (i) 545,700,000 shares of common stock, $0.00002 par value per share (the “Common Stock”), 76,410,048 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. (ii) 417,013,810 shares of Preferred Stock, 2,426,779 of which have been designated Series 1 Preferred Stock, all of which are issued and outstanding, 15,345,540 of which have been designated Series Seed Preferred Stock, all of which are issued and outstanding, 26,340,300 of which have been designated Series A Preferred Stock, all of which are issued and outstanding, 27,269,585 of which have been designated Series B Preferred Stock, all of which are issued and outstanding, 7,498,765 of which have been designated Series C-1 Preferred Stock, 6,420,050 of which are issued and outstanding, 50,924,060 of which have been designated Series C Preferred Stock, all of which are issued and outstanding, 54,956,995 of which have been designated Series D Preferred Stock, all of which are issued and outstanding, 94,878,612 of which have been designated Series E Preferred Stock, 94,847,704 of which are issued and outstanding, 17,373,174 of which have been designated Series F Preferred Stock, 16,562,559 of which are issued and outstanding, and 120,000,000 of which are designated Series G Preferred Stock upon the filing of the Restated Certificate, none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. (b) The Company’s 2014 Equity Incentive Plan, duly adopted by the Board of Directors and approved by the Company stockholders (the “2014 Plan”), has expired in accordance with its terms, and no further awards may be granted thereunder. Under the 2014 Plan, 44,973,050 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of options and are currently outstanding, options to purchase 68,461,485 shares have been granted and are currently outstanding, and 147,764 shares are subject to outstanding restricted stock units granted pursuant to the 2014 Plan (“RSUs”). Any shares subject to awards granted under the 2014 Plan that are forfeited, cancelled, expire or are otherwise returned may not be reissued under the 2014 Plan and instead may become available for issuance under the 2024 Plan (as defined below) pursuant to the terms of the 2024 Plan (such shares, “Pourover Shares”). The Company has furnished to the Purchaser complete and accurate copies of the 2014 Plan and forms of agreements used thereunder. The Company has reserved 69,492,573 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2024 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2024 Plan”), which number is subject to increase by the number of Pourover Shares that may recycle into the 2024 Plan pursuant to the terms of the 2024 Plan. Of such reserved shares, 1,580,900 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of options and are currently outstanding, options to purchase 59,525,145 shares have been granted and are currently outstanding, no shares are subject to outstanding RSUs granted pursuant to the 2024 Plan, and 8,386,528 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2024 Plan. The Company has furnished to the Purchaser complete and accurate copies of the 2024 Plan and forms of agreements used thereunder. (c) Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Subsection 2.2(b) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of Common Stock and all shares of Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(d) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s stock plans are not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. (e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement. 2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. 2.4 Authorization. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws. 2.5 Valid Issuance of Shares. (a) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements or any other agreement entered into between the Purchaser and the Company on or around the date hereof, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated

Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements or any other agreement entered into between the Purchaser and the Company on or around the date hereof, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.5(b) below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws. (b) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)- (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. 2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the Transactions, except for (i) the filing of the Restated Certificate, which will be filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and/or applicable state securities laws, which have been made or will be made in a timely manner. 2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the Transactions; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. 2.8 Intellectual Property. (a) The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.

(b) To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. (c) Other than with respect to Standard IP Agreements, the Company has not granted any licenses to Company Intellectual Property to a third party, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. “Standard IP Agreements” means: (i) standard end-user license or services agreements for the Company's products and services on substantially the Company's standard forms made available to the Purchaser; (ii) standard license or services agreements for commercially available software products and cloud services non-exclusively licensed to the Company under standard terms; (iii) backup licenses from employees and contractors granted in connection with providing services to the Company; (iv) licenses to Open Source Software; (v) customary nondisclosure agreements entered into by the Company in the ordinary course of business; (vi) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (vii) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company, or licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor. (d) The Company has not received any (i) communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person or (ii) written claim, demand, notice or other communication, and there is no action, suit or proceeding pending, alleging that the Company has infringed, misappropriated or otherwise violated, or that the conduct of the Company's business infringes, misappropriates or otherwise violates, any intellectual property rights of any other Person, except, in each case, for any such communication, claim, demand, notice, communication, action, suit or proceeding that would not reasonably be expected to result in a material impairment of (I) the Company Intellectual Property, taken as a whole, or (II) the Company's ability to conduct its business. (e) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. (f) To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that, with respect to employees, are related to the Company’s business as now conducted and as presently proposed to be conducted and that with respect to both employees and contractors were created in the course of performance of services by such persons for the Company.

(g) Subsection 2.8(g) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, tradenames, and registered copyrights. (h) The Company has not embedded any open source, copyleft or community source code (including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement, or other distribution model described by the Open Source Initiative at www.opensource.org) (collectively, “Open Source Software”), in any of its products or services, regardless of whether those products or services are generally available or in development, in a manner that would restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any software or other technology embodying Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property or embodiments thereof; (iii) the creation of any obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. 2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, and with respect to clauses (ii) through (iv), the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company. 2.10 Agreements; Actions. (a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000, (ii) the license of any patent, copyright, trademark or trade secret to or from the Company other than Standard IP Agreements, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products. (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection. (c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person. 2.11 Certain Transactions. (a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchaser or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof. (b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company. 2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement and in agreements with the Purchaser, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property. 2.14 Financial Statements. The Company has delivered to the Purchaser its audited financial statements for the fiscal year ended January 31, 2026 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of July 31, 2026 (the “Balance Sheet Date”) and for the six-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. 2.15 Changes. Since the Balance Sheet Date and through the Closing, there has not been: (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; (b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect; (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it; (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; (g) any resignation or termination of employment of any officer or Key Employee of the Company; (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets; (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; (k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect; (l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company; (m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or (n) any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15. 2.16 Employee Matters. (a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. (b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. (c) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.16(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.16(c) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. (d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board of Directors. (e) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment. (f) Subsection 2.16(f) of the Disclosure Schedule sets forth as of the date hereof each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan. (g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. (h) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated. 2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. 2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. 2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchaser. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.19. 2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. 2.21 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.22 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of Common Stock. 2.23 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB- containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Subsection 2.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances. 2.24 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchaser at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. 2.25 Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices

Act of 1977, as amended, the “FCPA”), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”). 2.26 Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. 2.27 Compliance with Securities Laws. The Company understands and acknowledges that, in reliance upon the representations and warranties made by the Company herein, the Purchaser Stock is not being registered with the SEC under the Securities Act, but instead is being issued under an exemption or exemptions from the registration requirements of the Securities Act and other applicable securities laws which impose certain restrictions on the Company’s ability to transfer the Purchaser Stock. 2.28 Securities Law Restrictions on Transfer. The Company understands that Company may not transfer the Purchaser Stock unless such Purchaser Stock is registered under the Securities Act and any other applicable securities laws or an exemption from such registration requirements is available. The Company acknowledges that the Purchaser is under no obligation to register the Purchaser Stock under the Securities Act or any other applicable securities laws. 2.29 Rule 144. The Company is aware of the provisions of Rule 144 of the Securities Act (“Rule 144”) and that any resale of Purchaser Stock in reliance on Rule 144 must satisfy the applicable requirements of Rule 144.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that: 3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws. All corporate action required to be taken by the Purchaser’s board of directors and stockholders in order to authorize the Purchaser to enter into the Transaction Agreements and to issue the Purchaser Stock to the Company has been taken or will be taken prior to the Closing. All action on the part of the officers of the Purchaser necessary for the execution and delivery of the Transaction Agreements and the issuance and delivery of the Purchaser Stock to the Company has been taken or will be taken prior to the Closing or the Equity Consideration Delivery Date, as applicable. 3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares. 3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon. 3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. 3.5 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares. 3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.” (a) Any legend set forth in, or required by, the other Transaction Agreements. (b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended. 3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. 3.8 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. 3.9 CFIUS Foreign Person Status. The Purchaser is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). The Purchaser is not controlled by a “foreign person,” as defined in the DPA. The Purchaser does not permit any foreign person affiliated with the Purchaser, whether affiliated as a limited partner or otherwise, to obtain through the Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA). 3.10 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares. 3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. 3.12 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A. 3.13 Valid Issuance of Purchaser Stock. The Purchaser Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in any agreement entered into between Purchaser and the Company on or around the date hereof, under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Company. Assuming the accuracy of the representations of the Company in Section 2 of this Agreement, the Purchaser Stock will be issued in compliance with all applicable federal and state securities laws. 3.14 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Company in Section 2 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the Transactions, except for filings pursuant to applicable state securities laws, which have been made or will be made in a timely manner and in connection with the Transactions.

3.15 Compliance with Other Instruments. The Purchaser is not in violation or default (i) of any provisions of its Amended and Restated Certificate of Incorporation or its Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any agreement or contract to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Purchaser and with respect to clauses (i) through (v), the violation of which would have a material adverse effect on the Purchaser or the Purchaser Stock. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Purchaser Stock, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon the Purchaser Stock. 3.16 SEC Filings. The Purchaser has filed or furnished, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since January 1, 2024 (collectively, and together with all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC promulgated thereunder, in each case as in effect on the applicable filing date. As of their respective filing dates (or, if amended or superseded, as of the date of the last such amendment or superseding filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to any financial statements or other financial information subsequently restated, revised or corrected in the Purchaser’s Annual Report on Form 10-K/A filed with the SEC on May 7, 2025, the foregoing representation shall apply to such financial statements and financial information as so restated, revised or corrected and not as originally reported. The financial statements of the Purchaser included in the SEC Reports, in each case giving effect to any restatement, revision or correction thereof reflected in any SEC Report filed prior to the date hereof, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim statements, as permitted by Form 10-Q, and subject, in the case of unaudited interim statements, to normal year-end audit adjustments) and fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods then ended. 4. Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 4.1 Representations and Warranties.

(a) The representations and warranties of the Company contained in Section 2 of this Agreement (other than the Fundamental Representations) shall be true and correct as of the Closing (or, in the case of representations and warranties that speak as of a specified date, as of such specified date), except as would not constitute a Material Adverse Effect. (b) The Fundamental Representations shall be true and correct in all material respects as of the Closing, except for representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date. 4.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing. 4.3 Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled. 4.4 Investors’ Rights Agreement. The Company and the Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Investors’ Rights Agreement. 4.5 Right of First Refusal and Co-Sale Agreement. The Company, the Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement. 4.6 Voting Agreement. The Company, the Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement. 4.7 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing. 4.8 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors approving the Transaction Agreements and the Transactions, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate. 4.9 Certificate of Good Standing. The Company shall have delivered a certificate of good standing, dated not more than five days prior to the Closing, issued by the Secretary of State of the State of Delaware.

4.10 Opinion of Counsel. The Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), counsel for the Company, an opinion dated as of the date of the Closing, in substantially the form attached hereto as Exhibit G. 5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects as of the Closing, except for representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date. 5.2 Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. 5.3 Compliance Certificate. The Chief Operating Officer and Chief Financial Officer of the Purchaser shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Subsections 5.1 and 5.2 have been fulfilled. 5.4 Investors’ Rights Agreement. The Purchaser shall have executed and delivered the Investors’ Rights Agreement. 5.5 Right of First Refusal and Co-Sale Agreement. The Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement. 5.6 Voting Agreement. The Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement. 6. Tender Offer. 6.1 As soon as practicable following the date hereof (and, in any event, within 10 Business Days following such date), the Purchaser shall commence a tender offer (the “Tender Offer”) to purchase up to 68,451,508 shares of Series G Preferred Stock (after giving effect to the Exchange (as defined in the Secondary Purchase and Exchange Agreement)) from certain stockholders of the Company (which stockholders shall not include any Person listed on Schedule A of the Secondary Purchase and Exchange Agreement), at a price per share equal to the Series G Original Issue Price (as defined in the Restated Certificate) and pursuant to the terms and conditions set forth in definitive documents with respect to the Tender Offer (the “Tender Offer Documents”), and on such other terms as are mutually agreed between the Company and the Purchaser in good faith, including an undersubscription mechanic that allows fully tendering equity holders to sell in excess of the initial participation cap if the Tender Offer is undersubscribed. Notwithstanding the foregoing, any period during which commencement of the Tender Offer is delayed as a result of the Company’s review of, comments on or approval of the applicable Tender Offer Documents pursuant to Section 6.4 shall extend the applicable period for commencement of the Tender Offer under this Section 6.1 on a Business Day-for- Business Day basis. 6.2 In the Tender Offer, each tendering holder, (i) in respect of shares that were shares of Common Stock immediately prior to the Exchange, shall receive 100% of the consideration for shares accepted for purchase in cash, and (ii) in respect of shares that were shares of Preferred Stock immediately prior to the Exchange, shall receive up to sixty percent (60%) of the consideration for shares accepted for purchase in shares of Purchaser Stock, with the balance in cash. The number of shares of Purchaser Stock so issued shall be determined by dividing the dollar amount payable in Purchaser Stock by the Reference Price (measured as of the settlement of the Tender Offer). In no event shall any single “Ultimate Parent Entity” (as defined under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (the “HSR Act”)) of any institutional investor that receives Purchaser Stock in the Tender Offer (each, a “Selling Stockholder”) receive Purchaser Stock (when considered with any other Purchaser Stock owned by such Selling Stockholder) with a value in excess of $133,000,000.00. Notwithstanding the foregoing, in no event shall the aggregate number of shares of Purchaser Stock issued in the Tender Offer, together with all other shares of Purchaser Stock issued or issuable by the Purchaser to the Company or any of the Company’s securityholders in connection with the Purchaser’s acquisition of equity securities of the Company (including pursuant to this Agreement, the Secondary Purchase and Exchange Agreement and Committed Secondary), exceed the Issuance Cap; and to the extent the number of shares of Purchaser Stock that would otherwise be issued as consideration in the Tender Offer would cause the aggregate number of shares of Purchaser Stock so issued to exceed the Issuance Cap, the portion of the consideration corresponding to such excess shall instead be paid in cash. The Purchaser agrees that each Selling Stockholder that receives Purchaser Stock in the Tender Offer shall be given the opportunity to have its shares of Purchaser Stock registered for resale on the Registration Statement to be filed under the Registration Rights Agreement entered into by the Purchaser in connection with the Secondary Purchase and Exchange Agreement (the “Registration Rights Agreement”; and capitalized terms used in this Section 6.2 and not otherwise defined in this Agreement shall have the meanings given to them in the Registration Rights Agreement), on the same terms, and subject to the same conditions, procedures and limitations, as apply to the Registrable Securities of the Holders thereunder, including pursuant to any amendment or waiver of any terms thereunder (including as to the timing of the filing and effectiveness thereof). For such purpose, such shares of Purchaser Stock shall be treated as Registrable Securities, and such Selling Stockholders shall be entitled to be treated as Holders, under the Registration Rights Agreement, and the Purchaser shall (and shall reasonably cooperate with the Company to) take all actions necessary to give effect to the foregoing. For the avoidance of doubt, if no Backstop Closing (as defined in the Secondary Purchase and Exchange Agreement) occurs, the Purchaser shall nonetheless register the resale of such shares of Purchaser Stock on substantially the same terms, and within substantially the same timeframe, as would have applied to the Registrable Securities under the Registration Rights Agreement. Each Selling Stockholder that receives Purchaser Stock in the Tender Offer is an intended third party beneficiary of the registration rights set forth in this Section 6.2 and shall have the right, power and authority to enforce such provisions directly against the Purchaser as though it were a party hereto. 6.3 The Tender Offer Documents shall provide that each Selling Stockholder that receives Purchaser Stock shall be subject to a lock-up, with a full release on the forty-fifth

(45th) day following the closing of the Tender Offer, and that for the twelve (12) months thereafter, no Selling Stockholder may sell, on any trading day, Purchaser Stock in excess of 5% of the 30-day average daily trading volume of Purchaser Stock (measured as of the immediately preceding trading day), except that for the period from November 1, 2027 through December 15, 2027 such daily cap shall be 2%; provided that a Selling Stockholder may distribute Purchaser Stock to its limited partners and/or general partners so long as each such partner agrees in writing to be bound by the foregoing. 6.4 Prior to the commencement of the Tender Offer, the Company will provide the Purchaser with drafts of the Tender Offer Documents and a reasonable opportunity to review and comment on the same, and the final versions of the Tender Offer Documents shall be in form and substance reasonably acceptable to the Company and the Purchaser. The Tender Offer shall remain open for twenty (20) Business Days (the “Offer Period”) and, following the commencement of the Offer Period, neither the Purchaser nor the Company will amend the terms of the Tender Offer in a manner that would require any extension of the Offer Period under applicable law unless both parties provide prior written consent to such an amendment. Without limiting Section 6.1, the Company shall be primarily responsible for communications, interactions and processes with current and former employees and other eligible holders in connection with the Tender Offer, as well as the applicable information and paying agent(s), and the Purchaser shall not be required to communicate directly with any such party except to the extent reasonably necessary to comply with applicable law, resolve a matter that cannot reasonably be addressed by the Company or the applicable information and paying agent(s), or consummate the purchase of such holder’s shares. 6.5 Following the Tender Offer, if the Purchaser has not acquired (or, solely in the case of the Committed Secondary Shares, agreed to acquire) a total of 120,000,000 shares of Series G Preferred Stock via this Agreement, Secondary Purchase and Exchange Agreement, the Slade Secondary Agreement (as defined in the Secondary Purchase and Exchange Agreement), the Committed Secondary and the Tender Offer (the “Target Series G Shares”), then the Company stockholders listed on Schedule A of the Secondary Purchase and Exchange Agreement will pursuant to and in accordance with the procedures set forth in the Secondary Purchase and Exchange Agreement sell to the Purchaser a number of shares of Series G Preferred Stock (after giving effect to the Exchange (as defined in the Secondary Purchase and Exchange Agreement)) to ensure that the Purchaser acquires the Target Series G Shares. 6.6 Following the settlement of the Tender Offer and on or before January 22, 2027 (or such later date as the Company, the Purchaser and the applicable Committed Seller may agree in writing) (the “Committed Secondary Outside Date”), the Purchaser shall purchase from the Persons listed on Exhibit H hereto (each, a “Committed Seller,” and collectively, the “Committed Sellers”) an aggregate of 1,548,492 shares of Series G Preferred Stock (after giving effect to the exchange of the Committed Sellers’ shares of the Company’s capital stock for an equivalent number of shares of Series G Preferred Stock, on a one-for-one basis, conditioned upon and effective immediately prior to the transfer thereof to the Purchaser) (such shares, the “Committed Secondary Shares,” and such purchase, the “Committed Secondary”), in the respective amounts set forth opposite each Committed Seller’s name on Exhibit H (each, an “Allocation”), at a price per share equal to the Series G Original Issue Price, payable in cash. The Committed Secondary shall be effected pursuant to a secondary stock purchase and exchange agreement that the Purchaser and the Company shall enter into with each Committed Seller prior to the commencement of the Tender Offer, in substantially the form of the Slade Secondary Agreement, providing for the purchase and sale of such Committed Seller’s Allocation with a closing to occur on or before the Committed Secondary Outside Date (each, a “Committed Secondary Agreement”). Each Committed Seller shall be eligible to participate in the Tender Offer on the same terms as other eligible holders, except that the maximum number of shares that such Committed Seller may sell in the Tender Offer shall be reduced, on a share- for-share basis, by such Committed Seller’s Allocation (and, for this purpose, a Committed Seller and its Affiliates, family members, trusts and other estate planning vehicles shall be treated as a single holder and their respective Allocations aggregated). No Committed Seller shall be eligible to sell shares under the Secondary Purchase and Exchange Agreement. The Purchaser acknowledges that any breach by it of this Section 6 shall cause irreparable harm to the Company and/or Committed Sellers which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by the Purchaser or by any Committed Seller of Section 6 of this Agreement, the Company and each Committed Seller, or the Purchaser, respectively, shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available for such breach or threatened breach. Each Committed Seller is an express third party beneficiary of this Section 6.6. 6.7 Each of the Company and the Purchaser agrees that any information provided by or on behalf of such party for inclusion in, or otherwise in connection with, the Tender Offer or Tender Offer Documents will not, at the time such information is provided and at the time the applicable Tender Offer Documents are distributed to eligible holders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information so provided, in light of the circumstances under which it was provided, not misleading. Each party shall promptly notify the other party if it becomes aware of any change in or to any information provided by or on behalf of such party that would cause such information to contain an untrue statement of a material fact or omit to state a material fact necessary to make such information, in light of the circumstances under which it was provided, not misleading, and shall promptly provide such updated or corrected information as may be reasonably necessary. 7. Miscellaneous. 7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. 7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. 7.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 7.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.6. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attention: Rezwan Pavri, rpavri@wsgr.com. 7.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. 7.8 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Subsection 7.8 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. 7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. 7.11 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. 7.12 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT. 7.13 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 7.14 Waiver of Conflicts. Each party to this Agreement acknowledges that WSGR, counsel for the Company, may have in the past performed, and may continue to or in the future perform, legal services for the Purchaser in matters that are similar, but not substantially related, to the transactions described in this Agreement, including the representation of the Purchaser in venture capital financings and other matters. Accordingly, each party to this Agreement hereby acknowledges that (a) they have had an opportunity to ask for information relevant to this disclosure, and (b) WSGR represents only the Company with respect to the Agreement and the transactions contemplated hereby. The Company gives its informed consent to WSGR’s existing and/or future representation of such Purchaser in matters not substantially related to this Agreement, and the Purchaser hereby gives its informed consent to WSGR’s representation of the Company in connection with this Agreement and the transactions contemplated hereby. [Remainder of Page Intentionally Left Blank]

[Signature Page to Series G Preferred Stock Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Series G Preferred Stock Purchase Agreement as of the date first written above. COMPANY: SKYDIO, INC. By: /s/ Adam Bry Name: Adam Bry Title: Chief Executive Officer Address: 3000 Clearview Way San Mateo, CA 94402

[Signature Page to Series G Preferred Stock Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Series G Preferred Stock Purchase Agreement as of the date first written above. PURCHASER: AXON ENTERPRISE, INC. By: /s/ Brittany Bagley Name: Brittany Bagley Title: Chief Operating Officer & Chief Financial Officer Address: 17800 N. 85th St. Scottsdale, AZ 85255 Email: legal@axon.com

EXHIBIT A

SCHEDULE OF PURCHASERS

CLOSING: November 5, 2026

			Form of Consideration	
Name of Purchaser	**Series G Shares Purchased**	**Series G Aggregate Purchase Price**	**Cash Payment Amount**	**Number of Shares of Purchaser Stock[1]**
AXON ENTERPRISE, INC. 17800 N. 85th St. Scottsdale, AZ 85255 Email: legal@axon.com *with a copy (which shall not constitute notice) to:* **MORGAN, LEWIS & BOCKIUS LLP** 2222 Market Street Philadelphia, PA 19103-3007 Attention: Aaron D. Suh, Jeffrey P. Bodle Email: aaron.suh@morganlewis.com; jeffrey.bodle@morganlewis.com	25,000,000	$254,904,250	$127,452,125	[__]

[1] To be updated on or prior to the Equity Consideration Delivery Date pursuant to Section 1.2(e).